EXHIBIT 99.1

                  CONSENT OF GERARD KLAUER MATTISON & CO. INC.

                                                                    May 19, 1998

Dover Downs Entertainment, Inc.
1131 N. DuPont Highway
Dover, Delaware 19901

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of Dover Downs Entertainment, Inc. ("Dover Downs") on Form S-4, relating to the proposed merger between Dover Downs and Grand Prix Association of Long Beach, Inc., of our opinion letter appearing as Annex B to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm's name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          GERARD KLAUER MATTISON & CO. INC.

                                          BY: __________________________________
                                               NAME:
                                              TITLE: